UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 13, 2002

Rolltech, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-31683
(Commission File Number)

98-0230423
(IRS Employer Identification No.)

Suite 811, 938 Howe Street, Vancouver, BC, Canada, V6Z 1N9
(Address of principal executive offices and Zip Code)

(604) 681-3071
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets.

DESCRIPTION OF BUSINESS

Introduction

FORWARD-LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report, the terms "we", "us", "our", and "Rolltech" mean Rolltech, Inc. and our wholly-owned subsidiary, Golden Caviar Corp., unless otherwise indicated.

All dollar amounts refer to US dollars unless otherwise indicated.

Corporate History

Rolltech was incorporated on January 25, 2000 under the laws of the State of Nevada. Since inception, our focus has been on the identification and acquisition of marketing licenses for high technology manufactured products. Initially, we planned to develop a business-to-business manufacturing technology interactive website to facilitate the marketing of any products that we succeeded in licensing.

On February 7, 2000, as an initial marketing project, we entered into a Marketing License Agreement with Terlaz USA, Inc., of New York, pursuant to which we were granted an exclusive license to market a proprietary solid-state graphite-based lubricant developed by Terlaz and sold under the brand name "Cobra™ Solid Lubricant", as well as any future products that might be developed by Terlaz during the term of the Agreement.

As a result of difficulties experienced in marketing Cobra™ Solid Lubricant, high costs and poor market conditions, we have been unable to obtain adequate financing to proceed with the execution of our plans, including the development and launch of our business-to-business website. Effective February 1, 2001, we terminated our Marketing License Agreement with Terlaz and refocused our efforts on seeking new business opportunities.

Our Current Business

Once we terminated our Marketing License Agreement with Terlaz, we no longer had an active operating business to pursue. Accordingly, we sought to either identify a suitable business opportunity or enter into a suitable business combination, until which time, we would operate as a "blank check" company.

On March 13, 2002, Golden Caviar Corp., our wholly-owned subsidiary incorporated under the laws of the State of Nevada on February 15, 2002, entered into an arm's length agreement with Dr. Vyacheslav Sova and Sea Technology Enterprise, LLC, a limited liability company formed under the laws of the State of Washington and controlled by Dr. Sova, pursuant to which Golden Caviar Corp. agreed to purchase certain assets from Sea Technology and to acquire an exclusive license to certain intellectual property from Dr. Sova. The transactions contemplated in this Agreement closed on March 13, 2002. The assets that Golden Caviar Corp. purchased from Sea Technology consist of equipment that will, together with the technology licensed by Dr. Sova, permit Golden Caviar Corp. to produce salmon caviar and salmon caviar products. The license that Dr. Sova granted to Golden Caviar Corp. is a worldwide and exclusive license to use certain intellectual property that is the subject of a number of Russian patents, as well as other intellectual property (including certain proprietary recipes) with respect to the production of salmon caviar and salmon caviar products.

The purchase price payable by Golden Caviar Corp. to Sea Technology Enterprise LLC for the assets is $249,000 and is payable as follows:

(a) $74,700 within 10 business days following the date upon which Rolltech, Inc. closes an equity financing for an amount equal to at least $1,000,000;

(b) an additional $74,700 shall be paid, but only out of the Net Distributable Revenue of Golden Caviar Corp., on or before March 1 2003. If Golden Caviar Corp. has not generated sufficient Net Distributable Revenue as to permit this payment, this payment shall be made at such time as Golden Caviar Corp. has generated a sufficient amount of Net Distributable Revenue. Net Distributable Revenue is defined as all revenue generated by Golden Caviar Corp. in the ordinary course, less all costs and expenses of revenue generation and all debt or debt service paid or incurred by Golden Caviar Corp.; and

(c) $99,600 out of Golden Caviar Corp.'s Net Distributable Revenue, on or before March 1 2004. If Golden Caviar Corp. has not generated sufficient Net Distributable Revenue as to permit this payment, this payment shall be made at such time as Golden Caviar Corp. has generated a sufficient amount of Net Distributable Revenue.

Beginning on March 13, 2002 and until the purchase price has been paid in full, the unpaid balance of the purchase price is to accrue simple interest at the rate of three percent (3%) per annum payable annually out of Net Distributable Revenue.

As consideration for the license granted by Dr. Sova, Golden Caviar Corp. and pursuant to the terms of the Agreement and the License Agreement, we agreed to issue 1,000,000 common shares in the capital of our company to Dr. Sova. In addition, Golden Caviar Corp. will pay Dr. Sova the following royalties:

(i) beginning March 13, 2002 and ending on December 31, 2002, $0.75 for each kilogram of salmon caviar sold in bulk,

(ii) throughout the period beginning January 1, 2003 and ending December 31, 2003, $0.65 for each kilogram of salmon caviar sold in bulk;

(iii) throughout the period beginning January 1, 2004 and ending December 31, 2004, $0.55 for each kilogram of salmon caviar sold in bulk;

(iv) throughout the period beginning January 1, 2005 and ending December 31, 2005, $0.50 for each kilogram of salmon caviar sold in bulk; and

(v) throughout the period beginning January 1, 2006 and until the expiry of the License Agreement as discussed below, $0.45 for each kilogram of salmon caviar sold in bulk.

Each of the royalties payable to Dr. Sova are payable less any credits provided to customers for returned merchandise (for any reason), replacements or promotional purposes.

The License Agreement also requires that Golden Caviar Corp. pay to Dr. Sova a sum equal to 5% of the net revenue that Golden Caviar Corp. receives from sales of specialty packaged salmon caviar, smoked caviar sausage, caviar oil, caviar cream and red-from-black caviar products.

The License Agreement is for a term that commenced on March 13, 2002 and expires if either party commits a material breach that is not cured within 90 days following the date that the non-defaulting party gives the defaulting party notice of the material breach.

Also as required by the Agreement between Golden Caviar Corp., Dr. Sova and Sea Technology Enterprise LLC., Golden Caviar Corp. entered into an employment agreement with Dr. Sova pursuant to which Dr. Sova will serve as the President of Golden Caviar Corp. commencing April 1, 2002 and ending on March 31, 2005. Dr. Sova has been appointed the President of Golden Caviar Corp. on an unsalaried basis from March 13, 2002 to March 31, 2002, to help facilitate the start up of our new business. Upon the expiration of Dr. Sova's term as the President of Golden Caviar Corp., Golden Caviar Corp. may, at its option, renew his employment for a further one-year term. Pursuant to this employment agreement, Golden Caviar Corp. will pay Dr. Sova a monthly salary of $7,500 and, on April 1, 2003, Golden Caviar Corp. has agreed that it will cause our company to issue 500,000 common shares as a bonus to Dr. Sova for services rendered during Dr. Sova's first year of employment. Golden Caviar Corp. has also agreed to cause our company to grant to Dr. Sova options to purchase 500,000 of our common shares pursuant to a separate Stock Option Agreement between our company and Dr. Sova. 100,000 of these stock options vested on March 13, 2002 at an exercise price of $0.51. An additional 150,000 stock options will vest on December 31, 2002 if Dr. Sova is still employed by Golden Caviar Corp. on that date, at an exercise price to be determined by Golden Caviar Corp.'s Board of Directors at that time. The remaining 250,000 stock options will vest on December 31, 2003, if Dr. Sova is still employed by Golden Caviar Corp. on that date, at an exercise price to be determined by Golden Caviar Corp.'s Board of Directors at that time. All of the stock options will expire on the earlier of (a) March 31, 2007 or (b) immediately upon termination for cause of or resignation from employment with Golden Caviar Corp. by Dr. Sova or (c) the six-month anniversary of the date of the termination of Dr. Sova's employment with Golden Caviar Corp. by Golden Caviar Corp. without cause.

Prior to the acquisition of certain assets and intellectual property of Sea Technology Enterprise, LLC and Dr. Vyacheslav Sova by our subsidiary, we operated as a "blank check" company. Through our subsidiary Golden Caviar Corp., we began operations as a producer of caviar and caviar products on March 13, 2002, following the closing of the agreement.

Plan of Operation

Our research suggests that we might be able to obtain purchase orders in excess of $14,000,000 worth of salmon caviar products during the coming year, assuming we are able to build out our infrastructure and secure sufficient supplies of salmon roe to meet this demand. In anticipation of this demand, our operating plan requires that we raise approximately $3,000,000 in order to fund our first year of operations. We intend to raise these funds by way of an immediate private placement of equity securities in our company pursuant to exemptions from regisration provided by Regulation D and/or Regulation S under the Securities Act of 1933. We intend to utilize the proceeds of this equity financing to install and operate three sets of fully functional primary processing equipment in salmon processing facilities in Alaska and British Columbia, Canada. Each salmon processing facility will be staffed by a supervisor and five labourers. Each primary production facility will be capable of producing up to 300 tons of salmon caviar over the four-month season beginning in late June, 2002, if sufficient quantities of raw product is available. An 8100 square foot facility will also be secured in Redmond, Washington to provide for overflow primary processing and comprehensive secondary processing requirements. This facility will maintain a staff of seven management and marketing personnel in addition to approximately eight production personnel. In the first six months of operations the company will require approximately $1,500,000 for use in purchasing and processing salmon caviar. We have included a table showing the proposed use of the $3,000,000 that we propose to raise:
USE OF FUNDS
Total Funding	$3,000,000
Commissions	$240,000
Initial Inventory Purchases	$1,500,000
Capital Equipment Purchases	$450,000
Equipment Installation	$50,000
Tenant Improvements	$50,000
Office Equipment/Software	$25,000
Initial Marketing Budget	$100,000
Permits/Licenses/Insurance	$25,000
Legal/Accounting	$60,000
Operational Working Capital	$500,000
Total Use of Funds	$3,000,000

We intend to use these funds for the following:

Commissions represent our estimate of anticipated brokerage and agent fees to be incurred for securing our planned financing.

Initial Inventory Purchases are for our anticipated initial purchases of salmon caviar for the year, which will be concentrated between June and September though the revenues derived from these purchases will be spread over the entire calendar year.

Capital Equipment Purchases $74,700 will be paid to Sea Technology Enterprises LLC promptly following our closing a financing of at least $1,000,000. Approximately $50,000 will be spent to build and test three mobile primary processing systems. Approximately $25,000 will be spent on three brine makers and three vacuum sealers along with 24 stainless steel pumps. For the secondary processing facility the following processing equipment will also be purchased: Caviar Cream production equipment costing $40,000 Caviar Sausage production Equipment costing $60,000 and Black Caviar production Equipment costing $100,000 Refrigeration equipment costing $50,000 and, Packaging equipment costing $50,000.

Each Primary Processing System Installation will cost approximately $5,000 for transportation and hook-up to local utilities (three systems will therefore cost an aggregate of $15,000). The equipment in the secondary processing facility will cost approximately $35,000 for installation and calibration.

Tenant Improvements are estimated at $50,000 for the secondary processing facility and will be used to provide the required water and electrical services along with a sanitary drainage system.

Office equipment and software requirements are estimated at $25,000 for the first year of our operations.

Marketing expenditures will be used for two tradeshows at $15,000 each, for a total of $30,000. Corporate identity package, logo, business cards, letterhead etc., will cost approximately $5,000. A company website will cost approximately $5,000. Brochures will cost approximately $5,000. Public relations (including the cost of any necessary translations) will cost approximately $15,000. Promotion/Samples will cost approximately $10,000, and we anticipate incurring travel & entertainment expenses of approximately $30,000.

Working Capital of $500,000 consists of anticipated rental expense and labor & salaries for the first 6 months of operations.

The Production of Caviar and Similar Products

As the supply of black caviar from sturgeon has declined between 80-90% over the past 20 years due to over fishing and environmental degradation, producers of caviar and caviar products have been forced to either search extensively for a source of sturgeon and pay top dollar to obtain the caviar or to develop a new processing technology to ensure product quality and freshness. Wild salmon has been used to produce caviar for centuries; however, due to over-fishing in recent years, the amount of commercially available salmon appears to be decreasing. Farmed salmon may be used in the future as an alternate source of caviar to supplement the wild salmon product and to ensure a year-round supply of caviar.

The traditional technology currently used by producers of salmon caviar is based on separating caviar and films using bare hands and a sieve, much as it was processed hundreds of years ago. We believe the technology that Dr. Sova has licensed to Golden Caviar Corp. pursuant to the License Agreement dated March 13, 2002, offers to Golden Caviar Corp. a competitive edge in that it will enable Golden Caviar Corp. to improve upon the traditional methods of production and to increase the yield and the quality of the caviar and caviar products produced. This new processing technology enables one employee to produce an average of one ton of caviar per standard work shift, a volume and level of productivity far more efficient than that produced using traditional hand sieve processing methods, which are extremely labor intensive, time consuming and expensive. Each of the processing machines that will be employed by Golden Caviar is capable of processing 60 kilograms of caviar in 5 minutes, while simultaneously washing and sterilizing the caviar thoroughly.

Salmon caviar grades vary based on the maturity of the roe when the fish is caught and is mostly dependent upon the delay between the time the fish is caught and the time it reaches the processing facility. Grade A product is mature eggs that are generally less than one day old, Grade B product is generally mature two day old product or slightly immature one day old product, Grade C product is generally both immature and up to three days old. Product received that is more than three days since catch is generally discarded and has no economic value.

The primary caviar processing technology that Dr. Sova has licensed to Golden Caviar Corp. is based on controlled variation of salt concentration and temperature. The licensed technology allows for commercial use of all grades of salmon (A, B and C). Using traditional processing methods, the recovery rate for grade A product is approximately 60%; only small amounts of grade B product can be processed and grade C product is unusable. Dr. Sova's proprietary processing techniques enable recovery rates from both A and B product of between 80 and 90%, thus increasing the yield after processing by approximately 25%. Grade C product, previously considered to be entirely unusable employing traditional technologies, can yield approximately 70% marketable product using Dr. Sova's processing techniques. One of the more important advantages of this processing technology is the final stage sterilization of the caviar using an ozone treatment process, which vastly increases shelf life due to the elimination of bacteria. The result is a perfectly clean product that can be stored for more than 2 years without refrigeration. After the initial processing, the caviar is packaged in vacuum-sealed tin cans or plastic bags and is ready for secondary processing or immediate distribution. In addition, the skin and juice from the degraded eggs left over after the primary production process can be used to create additional proprietary caviar products. The skins can be used to make caviar sausage, while the juice can be further processed to produce caviar spread, protein based caviar oil, and other products. Using traditional caviar processing methods, skins and juices are typically discarded as waste.

Dr. Sova has developed the following caviar products utilizing his caviar processing technology:

(a) "Salmon Caviar" is comprised of salmon roe, with minimal processing beyond separation from the fish, cleansing, sanitizing and packaging. Salmon caviar can either be sold as a semi-processed product after primary processing and shipped to the distributors for repackaging or it can be packaged as a value added product. Red salmon caviar comes in Grades A, B and C;

(b) "Black Caviar" is derived from red caviar and is virtually indistinguishable from beluga fish roe. Black caviar utilizes sterilized red caviar egg skins and juices in combination with proprietary sterilized sturgeon processing byproducts to replicate the original flavor of traditional beluga caviar. The ingredients are then processed with proprietary equipment in order to achieve the correct form, taste and texture. We believe that this black caviar product is extremely valuable as a replacement for the highly endangered and rapidly disappearing supplies of beluga caviar;

(c) "Smoked Caviar Sausage" is created using the sterilized skins and juices derived from secondary processing. The product is formed in a traditional sausage maker with the casing coming from natural collagen. The filling is a proprietary recipe of comprised of primary processing byproducts combined with spices. The end product is smoked for five hours, which results in an approximately 20% loss in total product weight;

(d) "Caviar Cream" is a proprietary product comprised of the juice derived from salmon caviar secondary processing together with cream and other ingredients; and

(e) "Caviar Oil" is a natural byproduct of Dr. Sova's proprietary secondary processing methods.

Benefits of Dr. Sova's Patented Technology

Dr. Sova's patented caviar processing technology offers the following benefits over the traditional manual technology currently utilized by most caviar producers:

1. separation of eggs: using traditional technology, eggs are manually pushed through a metal or plastic net. Using Dr. Sova's method, eggs are mechanically separated from the protective layer that covers them using water, controlled temperatures, salt and pressure resulting in a higher output of caviar and a less damaged product;

2. cleanliness of roe: using traditional technology, because the eggs are not washed several times, numerous contaminants are often present. Using Dr. Sova's method, eggs are washed several times and in the last stage of separation, ozone is used as a sterilizer to prevent the formation of bacteria;

3. caviar output from roe: using traditional technology, caviar output is 60% from Grade A, 30% from Grade B and 0% Grade C. Using Dr. Sova's method, caviar output is 80 - 90% from Grade A, 80 - 90% from Grade B and 70%-75% from Grade C;

4. labor required: using traditional technology, the "caviar master" and 10 - 15 production workers can produce an average of 1,000 kilograms of caviar in a standard 12 hour shift. Using Dr. Sova's method, the "caviar master" does not need to be present and the machinery responsible for washing and treating the roe with ozone is able to produce 5,000 kilograms of caviar in the same period of time with only six production workers, resulting in lower labor costs and increased production output; and

5. product taste: using traditional technology, the taste of each batch of caviar will vary, as each batch of roe will not be consistently cleaned in the same manner and varying levels of bacteria will likely be present. Using Dr. Sova's method, each batch of caviar tastes virtually the same, is of similar quality and is virtually bacteria-free.

Our Business Strategy

We plan to establish up to three primary product processing facilities at or near established fish processing plants in Alaska and Canada. We intend to commence operations in June 2002 at these facilities, each of which will be staffed by one company employed supervisor/technician and six production laborers. We have entered into negotiations with several fish processors with the view, in most cases, to securing not only supplies of salmon roe, but also to having the production labor provided by the fish processing plant. In all circumstances our on-site supervisor/technician will be responsible for maintaining quality controls, inventory controls and protection of corporate intellectual property.

In some locations, the fish processing plants may not have adequate room to support our primary processing operations. If this situation arises in a location which we anticipate will be able to meet our demand for salmon roe, we intend to install a self-contained portable processing unit to handle primary product processing.

For the first year of operations, we anticipate that the vast majority of our primary processed product will be sold directly to wholesalers and distributors in bulk format. Upon completion of the fishing season in September 2002, we intend to shift most of our resources to secondary product processing in our main plant which we are planning to establish in Redmond, Washington. Secondary processing will continue year round assuming we have sufficient inventory of salmon roe. We intend to work diligently to control production costs through favorable supply agreements for raw materials, transportation, packaging and freight.

Our Sales & Marketing Strategy

The key to our marketing strategy is to identify individuals in food and catering organizations with decision-making authority to acquire caviar products. We intend to focus on reaching these individuals through personal selling, direct mailings, trade shows, and business calls. Our marketing will be directed at demonstrating the benefits of our products. Emphasis will be placed on what we believe to be the advantages of products over those of our competitors, including consistently high quality, and the need for less sophisticated storage and handling techniques.

We also intend to market and sell premium salmon caviar products under both our proprietary Golden Caviar brand and private label brands.

After the first year of operations, we intend to turn our focus more towards marketing value-added products such as black caviar produced from red caviar, caviar sausage and caviar cream. In addition, we intend to develop consumer packaging for secondary processed caviar and other value-added corporate branded products and private labeling for valued customers. We also intend to develop marketing materials, such as brochures and packaging, and incorporate them into promotions to increase the visibility and image of our Golden Caviar brand. We are also exploring the possibility of effecting product distribution via the Internet using standard e-commerce applications incorporated into a website that we hope to develop over the next eighteen months, assuming that our resources will permit this. We are also planning to send representatives to international seafood exhibitions in Boston and Brussels, once our secondary product processing capabilities come on line.

We have not yet entered into any distribution or marketing agreements for any of our intended products. However, we intend to explore the possibility of entering into nonexclusive marketing or distribution agreements once we have established sufficient production capabilities to justify doing so.

Our Supply Strategy

We intend to procure our raw salmon roe from various suppliers located on the west coast of North America. Because of the raw materials are subject to spoilage, quality control and the premium prices commanded by quality salmon roe will be very important issues. We will be developing an objective product quality rating system which will help ensure that we can consistently obtain product of an acceptable quality at an acceptable price from fish processing companies.

Competition

The caviar industry is extremely fragmented with few producers currently offering supplies sufficient to meet the demands of large distributors. In the salmon caviar segment, Kozak Company, North Pacific Processors, Inc., Ocean Beauty, Inc., and Icicle Seafood Inc. are the largest processors, each with less than five percent of the overall market. In Japan, Marubeni Group and Nechero are producers that hold similar market shares. None of these competitors presently produce the same products that Golden Caviar will produce, although all of them are competitors of Golden Caviar Corp. in the primary production of salmon caviar.

Government Regulation and Supervision

As a manufacturer and distributor of food products, Golden Caviar Corp.'s operations will be subject to extensive regulation by various government agencies, including the U. S. Food and Drug Administration and the U.S. Federal Trade Commission ("FTC"), the Canadian Food Inspection Agency ("CFIA"), the European Union's European Food Safety Authority, Russia's Ministry of Health, Japan's Ministry of Health, Labour and Welfare, as well as various state, provincial and local agencies. These agencies regulate production processes, product attributes, packaging, labelling, advertising, storage and distribution. These agencies establish and enforce standards for safety, purity and labelling. In addition, other governmental agencies (including the U.S. Occupational Safety and Health Administration), establish and enforce health and safety standards and regulations in the workplace, including those in Golden Caviar Corps.' production facilities. Golden Caviar Corp.'s manufacturing facilities and products will be subject to periodic inspection by federal, state, provincial and local authorities. Golden Caviar will seek to comply at all times with all such laws and regulations, and is not aware of any instances of material non-compliance. Golden Caviar will obtain and maintain all necessary permits and licenses relating to its operations, and will ensure that its facilities and practices comply with applicable governmental laws and regulations. Nevertheless, there is no guarantee that Golden Caviar will be able to comply with any future laws and regulations. Failure by Golden Caviar to comply with applicable laws and regulations could subject it to civil remedies including fines, injunctions, recalls or seizures as well as potential criminal sanctions.

Research and Development

We do not currently have a formal research and development effort but we plan to continue to develop new products and we intend to develop a commercially feasible process for harvesting marketable salmon roe from farmed salmon.

RISK FACTORS

Much of the information included in this current report includes or is based upon estimates, projections or other "forward looking statements". Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Such estimates, projections or other "forward looking statements" involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other "forward looking statements".

Prospective investors should consider carefully the risk factors set out below.

WE ARE a Development Stage Company AND WE HAVE NOT EARNED ANY SIGNIFICANT REVENUES SINCE ITS FORMATION Which Makes IT DIFFICULT TO EVALUATE WHETHER WE WILL OPERATE PROFITABLY.

We are a development stage company that is primarily involved in the production and processing of salmon caviar and related products. As a relatively new company that has only just acquired the assets prerequisite to engaging in this business, we have not started producing or selling our products and, as a result, we do not have a historical record of sales and revenues nor an established business track record. We have not earned any significant revenues since our formation.

Unanticipated problems, expenses and delays are frequently encountered in ramping up production and sales and developing new products. Our ability to successfully develop, produce and sell our products and to eventually generate operating revenues will depend on our ability to, among other things:

- successfully develop and operate production facilities;

- successfully produce and continue to enhance our current products to keep pace with market demand; and

- obtain the necessary financing to implement our business plan.

Given our limited operating history, lack of sales or other sources of revenue and our history of operating losses, there can be no assurance that we will be able to achieve any of these goals and develop a sufficiently large customer base to be profitable.

THE FACT THAT we have a history of net losses and HAVE NOT EARNED ANY REVENUES SINCE INCORPORATION RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have never generated any revenues and we incurred a loss of $105,666 for the year ended December 31, 2001 and a loss of $56,232 for the year ended December 31, 2000. Although we anticipate revenues to increase, we also expect development costs and operating costs to increase as well. Consequently, we expect to incur operating losses and negative cash flow until we have completed the installation of our production facilities and we can begin to sell our caviar products and those products gain sufficient market acceptance to generate a commercially viable and sustainable level of sales such that we are operating in a profitable manner. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph in our independent auditor's opinion on the December 31, 2001 financial statements. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

EXPENSES

Now that we have identified a business opportunity and have purchased the equipment assets from Sea Technology and the intellectual property from Dr. Sova, we anticipate significant increases in our expenses, including initial outlays and expenses that will be required for ongoing operational expenses.

LIMITED OPERATING HISTORY

Given our limited operating history, operating losses and other factors set out above, there can be no assurance that we will be able to achieve profitability in the business of producing and distributing salmon caviar products. Management believes our company can sustain its operations for the next six (6) months from existing working capital and operations over the next year. Because we have no cash flow to pay for Golden Caviar's operations for the next year, we plan to raise debt and equity capital as needed on a private placement basis to finance the operating and capital requirements of our company. These factors raise substantial doubt about our company's ability to continue as a going concern as described in an explanatory paragraph to our independent auditors' report on the December 31, 2001 audited financial statements. The future of our company will depend upon our ability to obtain adequate financing and continuing support from stockholders and creditors and to achieve and maintain profitable operations. To the extent that we cannot achieve our plans and generate revenues which exceed expenses on a consistent basis and in a timely manner, our business, results of operations, financial condition and prospects would be materially adversely affected.

we expect to experience significant and rapid growth. if we are unable to hire staff to manage our operations, Our Growth Could Harm Our Future Business Results and may strain our managerial and operational resources.

As we proceed with the production, marketing and sale of our salmon caviar and our salmon caviar products, we expect to experience a significant and rapid growth of our business. We will need to add staff to produce and market our salmon caviar and salmon caviar products, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective operational and financial systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

WE MUST DEVELOP A MARKETING AND SALES PROGRAM TO GENERATE ANY SIGNIFICANT REVENUES

We will be required to develop a marketing and sales campaign that will effectively showcase our products. We may also elect to enter into agreements or relationships with third parties regarding the promotion or marketing of our products. There can be no assurance that we will be able to establish adequate sales and marketing capabilities, that we will be able to enter into marketing agreements or relationships with third parties on financially acceptable terms or that any third parties with whom we enter into such arrangements will be successful in marketing and promoting our products.

OUR SUCCESS IS DEPENDENT UPON THE ACCEPTANCE OF OUR COMPANY, OUR PRODUCTS AND OUR BUSINESS

Our success is dependent upon achieving significant market acceptance of our company and our products. We cannot guarantee that retail outlets or consumers will stock or purchase our products. Acceptance of our products will depend on the success of our advertising, promotional and marketing efforts and our ability to provide the products to retail outlets and consumers. To date, we have not spent significant funds on marketing and promotional efforts, although in order to increase awareness of our products, we expect to spend a significant amount on promotion, marketing and advertising in the future. If these expenses fail to develop an awareness of our products, these expenses may never be recovered and we may never be able to generate any significant future revenues. In addition, even if awareness of our products increases, we may not be able to produce enough salmon caviar and salmon caviar products to meet retail demand.

The Loss of DR. VYACHESLAV SOVA or any of OUR KEY MANAGEMENT PERSONNEL Would Have an Adverse Impact on OUR Future Development and could impair our ability to succeed.

Our performance is substantially dependent on the expertise of Dr. Vyacheslav Sova, who has been appointed the President of our subsidiary, Golden Caviar Corp., and other key management personnel, and our ability to continue to hire and retain such personnel. Dr. Sova spends approximately 95% of his working time working with our subsidiary. It may be difficult to find sufficiently qualified individuals to replace Dr. Sova or other key management personnel if we were to lose any one or more of them. Accordingly, the loss of Dr. Sova or any of our key management personnel could have a material adverse effect on our business, development, financial condition, and operating results.

We do not maintain "key person" life insurance on any of our directors or senior executive officers.

SEASONAL FLUCTUATIONS

The results of our operations may be affected by the timing of wild salmon runs in North America. Seasonal demand cycles surrounding the Christmas and New Years holidays may also impact operating results. In addition, the Company's results may be affected by the timing of expenses associated with its planned expansion.

COMPETITION; LIMITED SUPPLY RESOURCES

The seafood industry, in general, and the caviar sector, in particular, is intensely competitive with regard to securing available wild supply resources.

We will compete against well-established seafood processing companies with greater product and name recognition and with substantially greater financial, marketing and distribution capabilities ours, as well as against a large number of small specialty producers. There can be no assurance that we can compete successfully in this complex and changing market.

FOOD PROCESSING INDUSTRY

Food processing businesses are often affected by changes in consumer and competitive conditions, including changes in consumer tastes; national, regional, and local economic conditions and demographic trends; traffic patterns, and the type, number, and location of competing businesses. Adverse publicity resulting from food quality, illness, injury, or other health concerns or operating issues stemming from one product may adversely affect multi-product operations such ours. In addition, factors such as inflation, increased food, labor, and employee benefit costs, regional weather conditions and the unavailability of experienced management and hourly employees may also adversely affect the food service industry in general, and our operations, financial results and prospects in particular.

GOVERNMENT REGULATION AND SUPERVISION

As a manufacturer and distributor of food products, our operations will be subject to extensive regulation by various government agencies, including the U. S. Food and Drug Administration, and the U.S. Federal Trade Commission ("FTC"), the Canadian Food Inspection Agency ("CFIA"), the European Union's European Food Safety Authority, Russia's Ministry of Health, Japan's Ministry of Health, Labour and Welfare, as well as various state, provincial and local agencies. These agencies regulate production processes, product attributes, packaging, labelling, advertising, storage and distribution. These agencies establish and enforce standards for safety, purity and labelling. In addition, other governmental agencies (including the U.S. Occupational Safety and Health Administration), establish and enforce health and safety standards and regulations in the workplace, including those in our proposed production facilities. Our proposed manufacturing facilities and products will be subject to periodic inspection by federal, state, provincial and local authorities. There is no guarantee that we will be able to comply with any future laws and regulations. Our failure to comply with applicable laws and regulations could subject us to civil remedies including fines, injunctions, recalls or seizures as well as potential criminal sanctions.

OUR CONTINUED OPERATIONS DEPEND ON THE NOVELTY OF OUR TECHNOLOGY AND RECIPES.

The production of our salmon caviar and salmon caviar products utilizes specialized technology and recipes. We anticipate that it will be necessary to continue to invest in and develop new technology and recipes on a timely basis to maintain our edge on our competition. Significant capital expenditures may be required to keep our technology current. Investments in technology may not be sufficient to maintain our competitiveness.

IF OUR COMPETITORS MISAPPROPRIATE OUR UNPATENTED PROPRIETARY KNOW-HOW AND TRADE SECRETS, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

If our competitors develop substantially equivalent proprietary information or otherwise obtain access to Golden Caviar's know-how it could materially and adversely affect our business. We rely primarily on unpatented proprietary know-how in the production of our products.

We regard the protection of our patents and trade secrets as critical to our future success. We have registered our patents in Russia only and therefore have exposure to infringement in other jurisdictions. We also rely on a combination of laws and contractual restrictions, such as confidentiality agreements, to establish and protect our proprietary rights, trade dress and trade secrets. However, laws and contractual restrictions may not be sufficient to prevent misappropriation of our proprietary rights or trade secrets.

SITE LOCATIONS

The choice of site location for each of our processing facilities will be extremely important to the potential success of the particular facility. We will be competing with a wide range commercial parties (including those which desire proximity to fish processing plants but which do not necessarily require a supply of salmon roe) in attempting to identify and secure desirable locations. Although we believe that we will be able to locate alternative sites that will be suitable for our operations, there can be no assurance that such sites will be available or viable or on economic terms acceptable to us.

DEVELOPMENT AND CONSTRUCTION DELAYS

In connection with the development and construction of any new processing facility, a number of events over which we will have no control could occur that might materially adversely affect the costs and completion times of such projects. Such events include governmental regulatory approvals, shortages of or the inability to obtain labour and/or materials, the inability of the general contractor or subcontractors to perform under their contracts, strikes, adverse weather conditions and acts of God, availability and cost of needed debt or lease financing, and changes in federal, state or local laws or regulations. In addition, we will be dependent on unaffiliated third parties to complete the construction of our production facilities. Accordingly, there can be no assurance that we will be able to complete any of our planned processing facilities in a timely manner or within our proposed budgets.

INSURANCE COVERAGE AND POSSIBLE CLAIMS

We do not currently carry any fire insurance, casualty insurance, burglary insurance and general liability insurance. While we intend to seek such insurance coverage with such limits and deductibles as management deems prudent giving due consideration to the cost of such insurance, there can be no assurance that we will be successful in obtaining such insurance on terms acceptable to us, or at all.

Companies in the food processing industry are from time to time the subject of complaints, claims, litigation from customers alleging illness or injury or otherwise relating to food quality, health or other operational complaints. Adverse publicity resulting from such allegations may materially and adversely affect us, regardless of whether such allegations are valid or whether we are in fact liable. Activities at our processing facilities could expose the us to litigation as well.

There can be no assurance that any liability insurance coverage that we may be successful in obtaining will be adequate to insure against such risks. There can also be no assurance that we will be able to increase any coverage that we are successful in obtaining, on acceptable terms, as new facilities are opened or additional insurance is otherwise warranted. A partially or completely uninsured successful claim against us could have a material adverse effect on our business and operations.

SINCE OUR SHARES ARE thinly traded and trading on the otc bulletin board may be sporadic because it is not an exchange, STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

Our common stock is quoted on the OTC Bulletin Board and is thinly traded. In the past, our trading price has fluctuated widely, depending on many factors that may have little to do with our operations or business prospects. In addition, the OTC Bulletin Board is not an exchange and, because trading of the securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange or the Nasdaq Stock Market, Inc., you may have difficulty reselling any of our common shares.

Trading of Our Stock May Be Restricted by the SEC's Penny Stock Regulations Which May Limit a Stockholder's Ability to Buy and Sell our Stock.

The U.S. Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of, our common stock.

WE DO NOT EXPECT TO DECLARE OR PAY ANY DIVIDENDS.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

INTELLECTUAL PROPERTY

We regard our specially designed equipment, methods and recipes used in the production of our salmon caviar and salmon caviar products as proprietary and rely primarily on a combination of patents, employee and third-party nondisclosure agreements and other methods to protect proprietary rights. While certain of Dr. Sova's patents are registered in the Russian Federation, we do not anticipate that we will apply for patent protection in the United States, and there can be no assurance in any event that patent protection would be granted. We are aware that unauthorized copying occurs within the food production industry, and if a significant amount of unauthorized copying of our products were to occur, our business, financial condition and operating results could be adversely affected.

COMPETITION

As previously noted, the caviar industry is extremely fragmented with few producers currently offering supplies large enough to meet large distributors demands. In the salmon caviar segment, Kozak Company, North Pacific Processors, Inc., Ocean Beauty, Inc., and Icicle Seafood Inc. are the largest processors, each with less than five percent of the overall market. In Japan, Marubeni Group and Nechero hold similar market shares.

MANAGEMENT

As at March 13, 2002, our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with our Company	Age	Date First Elected or Appointed
Dr. Michael Scheglov	President, Chief Executive Officer, Secretary and Director	56	February 4, 2000
Taly Keren	Vice-President, Treasurer and Director	53	February 4, 2000
Grigoriy Goldenshteyn	Director	45	April 17, 2000
Dr. Alexander Karapetian	Director	53	April 17, 2000

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Dr. Michael Scheglov, President, Chief Executive Officer, Secretary and Director. Dr. Michael Scheglov, DMD was appointed as our Vice-President and a Director on February 4, 2000. Effective September 1, 2001, Dr. Scheglov resigned his position as Vice-President and was appointed President, Chief Executive Officer and Secretary. Dr. Scheglov has over 20 years experience in business management, operations and marketing. From 1986 to present, Dr. Scheglov was the founder, president and CEO of Mountlake Medical Immediate Care Clinics in Washington State. He successfully combined his marketing, professional and business interests in the establishment of a medical facility with 12 doctors and medical professionals. From 1996 to 1998, Dr. Scheglov has served as director of the Odessa Petroleum Corporation. In 1981, Dr. Scheglov founded DentaShield(R), which grew to include three dental care facilities in Washington and Oregon states. In 1972, Mr. Scheglov graduated from the Moscow Medical-Dental School with a Medical Doctor Degree as well as a Doctor of Dental Surgery. In 1975, he received a PhD from the School of Medicine, Moscow, Russia. In 1979, he graduated from the University of Washington, School of Dentistry as a Doctor of Dental Surgery and a Doctor of Medical Dentistry.

Taly Keren, Vice-President, Treasurer and Director. Taly Keren was appointed as our President, Chief Executive Officer and a Director on February 4, 2000. Effective September 1, 2001, Mr. Keren resigned his position as President and Chief Executive Officer and was appointed Vice-President and Treasurer. Mr. Keren brings more than 20 years of international management, investment, sales and marketing experience. His management experience includes positions in private and public companies. From 1996 to 1998, he served as president and a director of Odessa Petroleum Corporation, an international oil exploration company. In 1978, he founded Anchor Security Systems Ltd. which he successfully managed for 10 years. As founder and president of Anchor, Mr. Keren personally looked after the marketing and sales of Anchor's security products. From 1986 to 1991, Mr. Keren held board positions with Vikon International Inc. and Ossa Resources Ltd. In 1972, Mr. Keren graduated with Honours from Kherson Marine Business College, Kherson, Ukraine. In 1976, he graduated from Niagara College in St. Catherine's, Ontario, Canada.

Grigoriy Goldenshteyn, Director. Mr. Goldenshteyn was appointed to our Board of Directors on April 17, 2000. Mr. Goldenshteyn is a professional architectural and structural engineer with 20 years of experience in structural and architectural drafting and design of industrial, residential, and commercial facilities. From 1996 to present, Mr. Goldenshteyn held the position of Designer and CAD Operator at Lee Architectural Group, Inc., in which he participates in the preparation of the designs and drawings for public facilities, as well as commercial and residential projects. From 1994 to 1996, Mr. Goldenshteyn was employed by International Housing, a division of Habitech, Ltd. as the CAD Operator, with the responsibilities of preparing structural, architectural and modulation drawings for various commercial and residential projects in South East Asia. From 1982 to 1992, prior to his immigration to the United States, Mr. Goldenshteyn was a design engineer for a government consulting firm, during which he designed steel, wood and concrete structures. He supervised and coordinated the constructions of industrial and residential building projects at the State Construction Company in Kolomiya, Ukraine, from 1979 to 1982. Mr. Goldenshteyn received an Engineering Drafting and Design Certification from Lake Washington Technical College in Kirkland, Washington, which he attended from 1993 to 1994. In 1979, he received a Civil and Industrial Building Design Diploma from Rovno State University in Rovno, Ukraine, which he attended from 1993 to 1994.

Dr. Alexander Karapetian, Director. Dr. Karapetian joined our Board of Directors on April 17, 2000. Dr. Karapetian is an entrepreneur with medical and dental professional background. From 1994 to present, Dr. Karapetian is the president and founder of the Garden of Health Medical-Dental Clinics, a chain of dental clinics, located in New York and Connecticut, of which he was responsible for the organization and the development of the business since inception, as well as the management of ten dentists and seventeen dental assistants along with eleven back office business administrators. From 1986 to 1994, Dr. Karapetian held the position of director at the International Trading Company in Moscow, Russia, during which he developed, coordinated and supported global industry networks of banking, trading, and consulting professionals through direct communication with international partners of the firm. He was the founder and the president of a dental clinic in Moscow, Russia, from 1983 to 1986, in which he managed twelve dentists and twenty dental assistants. From 1980 to 1983, Dr. Karapetian held the position of Chairman of the Department of Dentistry in the Clinic of National Union, a central refresher school of dentistry in Moscow, Russia, during which he managed 23 dentists, taught molar and periodontal surgery courses, and developed new technologies in Molar Endo and Periodontal Dentistry. He received a DDS Degree from New York University in 1992 and a DDS Degree from Moscow Medical School in 1972. In addition, Dr. Karapetian has a PhD (1978) Degree and an MD Degree (1974) from the Moscow Medical School in Russia.

Management of Golden Caviar Corp.

Dr. Vyacheslav Sova, President, Golden Caviar Corp. Dr. Vyacheslav Sova was appointed President of Golden Caviar Corp. on March 13, 2002. Dr. Sova completed his Chemistry Ph.D. dissertation in 1969 on the "Synthesis of Oxidant Acetylene" at the Far East State University, in the former USSR. In 1987, he received a Doctorate of Science in Biology with a dissertation on "The Plasmatic Membrane of Embryo Cells of Sea Hedgehogs - Biochemistry and Biogenesis". Dr, Sova has taught methods of molecular biology at Moscow State University, and worked at the Institute of experimental cardiology in Moscow. Dr. Sova has also contributed to several commercial enterprises as a principal and scientific advisor. Beginning in 1988 he assisted in the formation of Seetech Biotechnology, a joint venture between the former USSR and Liechtenstein. In 1992 he joined North Pacific Biotechnology in charge of biochemistry & biotechnology. In 1994 he moved to Alaska Russia Salmon Caviar Company, a private Washington state company engaged in the production of salmon caviar in which he held a 26% non-voting equity interest, where he acted as the head of biotechnology until 1999. In 1999, he turned his focus to research and founded Sea Technology Enterprises LLC for the purpose of creating specialty caviar production technologies.

Jim Stanley, Chief Operating Officer (Proposed). We are finalizing negotiations for the appointment of Mr. Stanley as Chief Operating Officer of Golden Caviar. Mr. Stanley brings 17-years experience in entrepreneurship, operations, finance and management. As VP of Purchasing Mr. Stanley actively participated in an Initial Public Offering for Premium Cigars International, Ltd. (Nasdaq symbol, PCIG). In that position, he introduced new brands, and products necessary to fit designated market niches and margin requirements. One product he designed resulted in a retail store increase of 7000 stores. As general manager of the Canadian subsidiary, he developed and implemented numerous polices and control procedures designed to organize inventory and increase turnover. Mr. Stanley graduated from Washington State University in 1985 with a bachelor's degree in Business Management and a minor in Economics.

Jullian Rouk, Chief Technology Officer (Proposed). We finalizing negotiations for the appointment of Mr. Rouk as Chief Technology Officer of Golden Caviar. Mr. Rouk is a seafood-processing specialist with over seven years of experience in all phases of seafood production. Mr. Rouk has a proven ability to manage many diverse projects in a dynamic environment. He is highly experienced at overseeing daily operations of caviar production. His knowledge of equipment set-up and maintenance including motors, conveyors, fitting and plumbing is well known throughout the industry. Mr. Rouk graduated from the Kishinev Medical Institute in Kishinev, Moldova with a Medical Doctor degree, in 1971.

Committees of the Board

We do not have an audit or compensation committee at this time.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

Other than as discussed below, none of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

To the best of our knowledge, all executive officers, directors and greater than 10% shareholders filed the required reports in a timely manner, with the exception of the following:
Name	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis	Failure to File Requested Forms
Taly Keren	2[1]	2[1]	Nil
Dr. Michael Scheglov	2[1]	2[1]	Nil

(1) The named officer and director failed to file a Form 3 - Initial Statement of Beneficial Ownership and a Form 4 Statement of Changes in Beneficial Ownership.

Executive Compensation

The following table summarizes the compensation of Dr. Michael Scheglov, our President, Chief Executive Officer and Secretary and Taly Keren, our Vice-President and Treasurer, during the period from incorporation (January 25, 2000) to December 31, 2000 and for the year ended December 31, 2001. No other officers or directors received annual compensation in excess of $100,000 during the last three complete fiscal years.

		Annual Compensation			Long Term Compensation(1)		Pay- outs
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation(2)	Securities Under Options/ SAR's Granted	Restricted Shares or Restricted Share Units	LTIP Pay- outs
Michael Scheglov President, Chief Executive Officer and Secretary	2001 2000[1]	$12,000[2] $10,000[2]	Nil Nil	Nil Nil	Nil Nil	170,000[2] Nil	Nil Nil
Taly Keren Vice-President and Treasurer	2001 2000[1]	$12,000[2]$10,000[2]	Nil Nil	Nil Nil	Nil Nil	170,000[2] Nil	Nil Nil

1. Incorporated January 25, 2000

2. Each of Messrs. Keren and Scheglov receive a salary pursuant to their respective management agreements. The agreements provide for payment of $2,000 per month in connection with their respective positions. For the year ended December 31, 2001, each of Messrs. Keren and Scheglov received cash compensation of $1,000 per month and were issued 340,000 common shares at a deemed issue price of $0.10 per common share.

Employment/Consulting Agreements

We have entered into oral management agreements with each of Dr. Scheglov, our President, Chief Executive Officer, Secretary and a director, and Mr. Taly Keren, our Vice-President, Treasurer and a director, pursuant to which they are each currently entitled to monthly compensation of $2,000, payable as to $1,000 in cash and as to the balance in share of restricted stock. Other than as set out in this annual report, we have not entered into any employment or consulting agreements with any of our current officers, directors or employees.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. Other than the management agreements discussed above, we do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Stock Options/SAR Grants

There were no grants of stock options or stock appreciation rights to any officers, directors, consultants or employees of our company during the year ended December 31, 2001. There were no stock options outstanding on December 31, 2001.

During the 2001 fiscal year we adopted a formal stock option plan to provide stock-based incentive compensation to employees, consultants, directors and other advisors. As at December 31, 2001 there were no options granted under the plan.

Directors Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings but did not pay director's fees or other cash compensation for services rendered as a director in the year ended December 31, 2001.

We have no formal plan for compensating our directors for their service in their capacity as directors although such directors are expected to receive in the future options to purchase shares of common stock as awarded by our board of directors or (as to future options) a compensation committee which may be established in the future. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. Other than indicated in this annual report, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

Security Ownership of Certain Beneficial Owners and Management.

Principal Stockholders

The following table sets forth, as of March 13, 2002, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Dr. Michael Scheglov	2,255,000	38.42%
Taly Keren	2,255,000	38.42%
Directors and Executive Officers as a Group	4,510,000 common shares	76.84%

(1) Based on 5,868,500 shares of common stock issued and outstanding as of February 26, 2002. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

Certain Relationships and Related Transactions.

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to its knowledge, any of its directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

Item 7. Financial Statements and Exhibits.

The following financial statements are included in this current report:

Pro-Forma Consolidated Financial Statements (Unaudited)
Introduction to the Pro-Forma Financial Statements
Pro-Forma Consolidated Balance Sheet
Notes to the Pro-Forma Consolidated Balance Sheet

Unaudited Pro-Forma Consolidated Balance Sheet

Background

The Unaudited Pro-Forma Consolidated Balance Sheet reflects financial information that gives effect to the acquisition by Golden Caviar Corp. (a wholly-owned subsidiary of Rolltech, Inc. ("Rolltech")) on March 13, 2002 of certain property and equipment and a license to certain intellectual property to produce salmon caviar and salmon caviar products. The license is a worldwide and exclusive license to use certain intellectual property that is the subject of a number of Russian patents, as well as other intellectual property (including certain proprietary recipes) with respect to the production of salmon caviar and salmon caviar products. The purchase price for the property and equipment consists of notes payable totaling $249,000 bearing simple interest at 3% per annum and repayable as to $74,700 within ten days of Rolltech closing an equity financing of at least $1 million, with $74,700 due on March 1, 2003 and $99,600 due on March 1, 2004 provided Rolltech has generated sufficient profits to permit the payments. Consideration for the license consists of 1,000,000 fully-vested, non-forfeitable shares of Rolltech's common stock and royalties based on a price per kilogram of caviar sold. The value assigned to the license was based upon the trading price of Rolltech's common stock around the time the terms were agreed to.

The Pro-Forma Consolidated Balance Sheet included herein reflects the acquisition of the property and equipment and the license. Such financial information has been prepared from, and should be read in conjunction with, the historical financial statements and notes thereto included elsewhere in Rolltech's 2001 10-KSB Annual Report and this 8-K Current Report.

The Pro-forma Consolidated Balance Sheet was prepared as if the above acquisition occurred on December 31, 2001. The Pro-Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of the consolidated results which actually would have occurred if the above transaction had been consummated at the date presented.

Rolltech, Inc. (A Development Stage Company) Pro-forma Consolidated Balance Sheet (Unaudited - Expressed in US Dollars)

December 31, 2001	Rolltech	Adjustments	Pro-forma Balance
Assets
Current
Cash	$12,991	$-		$12,991
Prepaid expenses and deposits	945	-		945
Total current assets	13,936	-		13,936
Property and equipment	4,507	249,000	1	253,507
Licence	-	110,000	2	110,000
Total Assets	$18,443	$359,000		$377,443
Liabilities and Stockholders' Equity
Liabilities
Current
Accounts payable and accrued liabilities	$11,035	$-		$11,035
Due to related party	2,000	-		2,000
Total current liabilities	13,035	-		13,035
Notes payable	-	249,000	1	249,000
Total liabilities	13,035	249,000		262,035
Stockholders' Equity
Capital stock
Authorized
75,000,000 common shares, $0.001 par value
Issued
6,868,500 common shares	5,869	1,000	2	6,869
Additional paid-in capital	161,437	109,000	2	270,437
Deficit accumulated in the development stage	(161,898)	-		(161,898)
Total stockholders' equity	5,408	110,000		115,408
Total Liabilities and Stockholders' Equity	$18,443	$359,000		$377,443
The accompanying notes are an integral part of this pro-forma consolidated balance sheet.
Rolltech, Inc. (A Development Stage Company) Notes to the Pro-forma Consolidated Balance Sheet (Unaudited - Expressed in US Dollars)

December 31, 2001

The following adjustments were recorded in this pro-forma consolidated balance sheet to reflect the acquisition by Golden Caviar Corp. (a wholly-owned subsidiary of Rolltech, Inc.) of certain property and equipment and a license to certain intellectual property to produce salmon caviar and salmon caviar products:

1. To record the acquisition of property and equipment in exchange for notes payable totaling $249,000.

2. To record the acquisition of a license to certain intellectual property to produce salmon caviar and salmon caviar products in exchange for 1,000,000 fully-vested, non-forfeitable shares of Rolltech common stock, valued at $110,000 based on the trading price of Rolltech's common stock around the date the terms were agreed to.

Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-B.

SEC Ref. No. Title of Document

(3) Articles of Incorporation and By-laws

3.1 Articles of Incorporation (incorporated by reference from our Form 10-SB Registration Statement, filed October 4, 2000)

3.2 Bylaws as Amended (incorporated by reference from our Form 10-SB Registration Statement, filed October 4, 2000)

(10) Material Contracts

10.1 Agreement between Golden Caviar Corp., Sea Technology Enterprise, LLC and Dr. Vyacheslav V. Sova, dated March 13, 2002

10.2 Technology License Agreement between Dr. Vyacheslav Sova and Golden Caviar Corp., dated March 13, 2002

10.3 Employment Letter between Golden Caviar Corp. and Dr. Vyacheslav Sova, dated March 13, 2002

(21) Subsidiaries

21.1 Golden Caviar Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLTECH, INC.

/s/ Dr. Michael Scheglov
______________________________
By: Dr. Michael Scheglov, President,
Chief Executive Officer and Secretary

Date: March 15, 2002